Exhibit 10.14


                       Dated This 16TH Day of AUGUST 1988


                       GOVERNMENT OF THE REPUBLIC OF GHANA


                                       AND


                        CANADIAN BOGOSU RESOURCES LIMITED





                         ==============================

                                GOLD MINING LEASE

                         ==============================







                                                                         [STAMP]




                              [illegible signature]
                                SOLICITOR OF THE
                                  SUPREME COURT
                                      GHANA

         THIS MINING LEASE                  is made the  16TH day of
AUGUST 1988 BETWEEN THE GOVERNMENT OF THE REPUBLIC OF GHANA (hereinafter called "THE GOVERNMENT") acting by RICHARD KWAME PEPRAH, P.N.D.C. Secretary for Lands and Natural Resources (hereinafter called "THE SECRETARY") of the one part and CANADIAN BOGOSU RESOURCES LIMITED having its registered office in Accra (hereinafter called "THE COMPANY") of the other part:

WHEREAS:
1. The Company was granted a Prospecting Licence dated 12th May, 1986 to prospect for gold in the Bogosu area of Western Region covering 147.69 square kilometres.
2. The Company applied for and was granted a Mining Lease dated 21st August, 1987 covering an area of 50.0 square kilometres within the area covered by the said Prospecting Licence and has now applied for a Mining Lease to work, develop and produce gold within a further area of 45.0 square kilometres of the prospecting area.
3. The Government is desirous of developing its mineral resources in such manner as will ensure that the maximum possible benefits accrue to the nation from the exploitation of minerals and has agreed to grant the Company a Gold Mining Lease on the terms and conditions hereinafter following.

     THIS AGREEMENT WITNESSES AS FOLLOWS:

1.   GRANT OF SURFACE AND MINING RIGHTS
     ----------------------------------

     (a) "The Government" hereby grants to the Company ALL that piece of land described in the Schedule hereto and more particularly delineated on the Plan hereto attached and shown edged pink (hereinafter called "the Lease Area" together with mines, beds, seams, veins, channels, and strata of gold and other associated mineral substances lying and being within and under the surface for a term of thirty years from the date of this Agreement.
     (b) "The Government" hereby grants to the Company the exclusive rights to work, develop and produce gold in the Lease Area for the said term of 30 years (including, the processing, storing and transportation of ore and materials together with the rights and powers reasonably incidental thereto) subject to the provisions of this Agreement for the said term of thirty years.

     (c) "The Company" shall not, however, conduct any operations in a sacred area and shall not, without the prior consent of the "Secretary" conduct any operations:
          (i) within 50 yards of any building, installation, reservoir or dam, public road, railway or area appropriated for railway; or
          (ii) in an area occupied by a market, burial ground/cemetery or Government office, or situated within a town or village or set apart for, used, appropriated or dedicated to a public purpose.
     (d) The Company shall conduct its operations in a manner consistent with good commercial mining practices so as not to interfere unreasonably with vegetation in the Mining Area or with the customary rights and privileges of persons to hunt and snare game, gather firewood for domestic purposes and to collect snails.
     (e) The public shall be permitted at their sole risk to use without charge any road constructed by the Company in the Lease Area in a manner consistent with good mining practices, safety and security, provided that such use does not unreasonably interfere with the operations of the Company hereunder and provided also that such permission shall not extend to areas enclosed for mining operations.
     (f) The Company may use the existing trees in the Lease Area to the extent that such use is necessary for its operations hereunder, cultivate for its exclusive use such trees, wood or timber species as may be required for purposes of firewood, timber or mine support.
     (g) Nothing contained in this Agreement shall be deemed to confer any rights on the Company conflicting with provisions contained in the Minerals and Mining Law, 1986 P.N.D.C.L. 153 nor to permit the Company to dispense with the necessity of applying for and obtaining any permit or authority which the Company may be required by law or regulation to obtain in respect of any work or activity proposed to be carried out hereunder.

2.   RIGHTS OF THIRD PARTIES IN THE MINING AREA
     ------------------------------------------

     (a) Subject to satisfactory arrangement between "the Government" and the Company, "the Government" shall grant the first option to the Company to work minerals other than gold discovered in the Mining Area.

     (b) Failing such satisfactory arrangements between "the Government" and the Company, "the Government" reserves the right to grant licences to third parties to prospect for or to enter into agreements for the production of minerals other than gold in the Mining Area, provided that any such activity shall not unreasonably interfere with the rights granted to the Company hereunder.

3.   POWER OF GOVERNMENT TO EXCLUDE PARTS OF THE MINING AREA
     -------------------------------------------------------

     (a) "The Government" may by reasoanble notice in writing to the Company exclude from the Lease Area, at any time and from time to time, any part which may be required for any stated public purpose whatsoever, provided that:
          (i) The parts so excluded shall not have a surface area in the aggregate greater than ten percent of the Lease Area.
          (ii) Any parts of the Lease Area so excluded shall continue to form part of the Lease Area subject to this Agreement except that no mining operations shall be conducted on the parts so excluded.
          (iii) No part of the Lease Area shall be so excluded in respect of which the Company shall have given prior notice specifying that such part is required for mining operations hereunder or on which active operations have commenced or are in progress (such as digging, construction, installation or other works related to gold mining) but, in lieu thereof, a part equal in area to any such part shall be excluded for such public purposes, and
          (iv) "The Government" shall not take to itself nor grant to third parties the right to mine gold from any part so excluded.
     (b) "The Company" shall be relieved of all liabilities or obligations hereunder in respect of any part excluded under this paragraph except liabilities or obligations accrued prior to such exclusion.

4.   WORKING OBLIGATIONS
     -------------------

     "The Company" shall continuously operate in the Mining Area in accordance with good mining practices until such time as the reserves or deposits may be exhausted or the mine can no longer be economically worked or until this Agreement expires, whichever shall be sooner.

5.   CONDUCT OF OPERATIONS:
     ---------------------

     (a) The Company shall conduct all of its operations hereunder with due diligence, efficiency, safety and economy, in accordance with good mining practices and in a proper and workmanlike manner, observing sound technical and engineering principles using appropriate modern and effective equipment, machinery, materials and methods, and to pay particular regard to reclamation, conservation and environmental protection.
     (b) The Company shall mine and extract ore in accordance with Paragraph 5(a) herein utilizing methods which include quarrying, pitting, trenching, stoping, shaft sinking, and dredging in the Mining Area.
     (c) The Company shall maintain all equipment in good and safe condition, normal wear and tear excluded, and shall keep all excavated areas, shafts, pits and trenches in good and safe condition and take all practical steps: -
          (i)  To prevent damage to adjoining farms and villages;
          (ii) To avoid damage to trees, crops, buildings, structures and other property in the Lease Area. To the extent, however, that any such damage is unavoidable, the Company shall pay fair and reasonable compensation.
     (d) The Company shall fence off effectually from the adjoining lands, all pits, shafts and other works made or used under the powers hereof.
     (e) The Company shall as far as is necessary or practicable provide and maintain in good repair and condition roads, gates, stiles and fences for the convenient occupation of the surface of the Mining Area.
     (f) The Company shall provide and maintain proper and sufficient drains, culverts, arches to passageways for carrying off any waters which shall arise or be produced or interrupted by any of the works hereby authorised so that the drainage of the Lease area may not be prevented or prejudiced.

6.   NOTIFICATION OF DISCOVERY OF OTHER MINERALS
     -------------------------------------------

     (a) The Company shall report forthwith to "the Secretary", the Chief Inspector of Mines, the Chief Executive of the Minerals Commission and the Director of Geological Survey, the discovery in the Lease Area of any other mineral deposits and the Company shall be given the first option to prospect further and to work the said minerals, subject to satisfactory arrangements between the Government and the Company.

     (b) Failing any arrangements to the contrary the Company shall not produce any minerals from the Lease Area other than gold except they are unavoidably linked with the production of gold.

7.   SAMPLES:
     -------

     (a) The Company shall not during the currency of this agreement remove, dispose of or destroy, except in analyses, any cores or samples obtained from the Lease Area without the prior consent in writing of the Chief Inspector of Mines.
     (b) The Company shall provide the Director of Geological Survey with such samples from the Lease Area as he may from time to time reasonably request.

8.   HEALTH, SAFETY AND ENVIRONMENTAL PROTECTION:
     -------------------------------------------

     (a) The Company shall comply with all such reasonable instructions as may from time to time be given by the Chief Inspector of Mines for securing the health and safety of persons engaged or connected with the operations hereunder.
     (b) The Company shall adopt all necessary and practical precautionary measures to prevent undue pollution of rivers and other potable water and to ensure that such pollution does not cause harm or destruction to human or animal life or fresh water fish or vegetation.

9.   POWER OF CHIEF INSPECTOR OF MINES TO EXECUTE CERTAIN WORKS:
     ----------------------------------------------------------

     If the Company shall at any time fail to comply with any provisions of this agreement or applicable law and such failure is likely, in the opinion of the Chief Inspector of Mines, to:

          (i)  endanger the health or safety of persons, or
          (ii) cause harm or destruction to potable water; or
          (iii) result in damage to mining equipment or other structure and installation, the Chief Inspector of Mines, shall after giving the Company reasonable notice, execute any works which in his opinion are necessary and practicable in the circumstances and the costs and expenses of such works shall be borne by the Company.

10.  LIABILITY FOR DAMAGE OR INJURY AND INDEMNITY:
     --------------------------------------------

     (a) Nothing in this Agreement shall exempt the Company from liability for any damage, loss or injury caused to any person, property or interest as a result of the exercise by the Company of any rights or powers granted to it under this Agreement.
     (b) The Company shall at all times indemnify "the Government" and its officers and agents against all claims and liabilities in respect of any loss suffered by or damage done to third parties arising out of the exercise by the Company of any rights or powers granted to it under this Agreement provided that the Company shall not so indemnify "the Government", its officers and agents where the claim or liability arises out of the wrongful or negligent acts of "the Government", its officers and agents.

11.  EMPLOYMENT AND TRAINING:
     -----------------------

     (a) Citizens of Ghana shall be given preference for employment by the Company in all phases of its operations hereunder to the maximum possible extent, consistent with safety, efficiency and economy.
     (b) Except with respect to unskilled personnel, the Company may employ non-Ghanaian personnel in the conduct of its operations provided that the number of such non-Ghanaian personnel employed shall not exceed the quota permitted by the Government.
     (c) The Company shall provide appropriate programmes of instruction and theoretical and practical training to ensure the advancement, development, improved skills and qualification of Ghanaian employees in all categories of employment.

12.  PREFERENCE FOR GHANAIAN GOODS AND SERVICES:
     ------------------------------------------

     In the conduct of its operations and in the purchase, construction and installation of facilities, The Company shall give preference to: -

     (a) materials and products made in Ghana, if such materials and products are comparable or better in price, quality and delivery dates than materials and products from foreign sources;
     (b) service agencies located in Ghana owned by Ghanaian citizens or companies organized pursuant to Ghanaian law, including but not limited to, insurance agencies, bidding contractors, import brokers, dealers and agents if such agencies give or provide equal or better price and quality of service than competing foreign firms and can render services at such times as the Company may require.

13.  AFFILIATED COMPANY TRANSACTIONS:
     -------------------------------

     (a) Any services including services in respect of the purchase and acquisition of materials outside Ghana provided by an affiliated company, which are normally required by the Company shall be obtained only at a price which is fair and reasonable.
          The Company shall, at the request of the "Secretary", provide such justification of costs as may be required, duly supported by an Auditor's certificate if necessary.
     (b) Any other transactions between the Company and an affiliated Company shall be on the basis of competitive international prices and such other terms and conditions as would be fair and reasonable had such transactions taken place between unrelated parties.
     (c) The Company shall notify the "Secretary" of any and all transactions between the Company and an affiliated Company and shall supply such details relating to such transactions as "The Secretary" may by notice reasonably require.

14.  TECHNICAL RECORDS:
     -----------------

     (a) The Company shall maintain at its registered or mine offices complete records of pits and trenches (location, depths or overburden and gravel and assay value) in the Lease Area in such form as may from time to time be approved by the Chief Inspector of Mines, Chief Executive of the Minerals Commission and the Director of Geological Survey.
     (b) The Company shall maintain at the said offices copies of all reports including interpretations dealing with gold prospects in the Lease Area in the course of its operations hereunder and copies of all tests and analyses, geological and geophysical maps, diagrams or charts relevant to its operations hereunder. These reports and records may be examined by persons in the service or acting on behalf of "The Government" and authorized in writing by "the Secretary".
     (c) The Company shall maintain at the said offices correct and intelligible plans and sections of all mines which plans and sections shall show the operations and workings which have been carried on as well as dykes, veins, faults and other disturbances which have been encountered in such workings and operations. All such plans and sections shall be made, amended and completed from actual surveys conducted for that purpose.

     (d) Upon expiration or termination of this Agreement or the surrender of any part of the Lease Area, such records and data as are required to be maintained pursuant to this paragraph which relate to the Lease Area, or such part of the Lease Area as may have been surrendered shall be delivered to the Chief Inspector of Mines, Chief Executive of the Minerals Commission and the Director of Geological Survey and shall become the property of the Government without charge.

15.  PRODUCTION RECORDS:
     ------------------

     The Company shall maintain at the said offices complete and accurate technical records of its operations and production in the Lease Area in such form as may from time to time be approved by the Chief Inspector of Mines.

16.  FINANCIAL RECORDS:
     -----------------

     (a) The Company shall maintain at its registered and Mine Offices detailed and complete accounts and systematic financial records of its operations as may be required by law. The books of account shall show all revenues received by the Company from all sources including its operations hereunder, as well as all its expenditure. The Company shall provide for a clear basis for understanding and relating the financial records and accounts to its operations.
     (b) The Company's books of account shall be kept on the basis of generally accepted accounting principles.
     (c) The Company shall keep separately records and financial statements in terms of Ghana currency and also in terms of U.S. Dollars or other international currency and may record such claims and liabilities as arise in such foreign currency.
     (d) The Company's books of account shall be audited within six months after the close of each Financial Year by a qualified Accountant, member of the Ghana Institute of Chartered Accountants. Such audit shall not in any way imply acceptance of such audit by "the Government" or preclude "the Government" from auditing such books of account. The Company shall deliver to "the Secretary" without charge, copies of any part of such records as he may from time to time reasonably request.

17.  REPORTS:
     -------

     (a) The Company shall furnish a report each quarter, to "The Secretary", the Chief Inspector of Mines, the Chief Executive of the Minerals Commission and the Director of Geological Survey, in such form as may from time to time be approved by the Secretary, of the quantities of gold won in that quarter, quantities sold, the revenue received and royalties payable for that quarter and such other information as may be required. Such reports shall be submitted not later than 30 days after the end of each quarter.
     (b) The Company shall furnish a report each half-year to "the Secretary", the Chief Inspector of Mines, the Chief Executive of the Minerals Commission and the Director of Geological Survey in such form as may from time to time be approved by "the Secretary" summarizing the results of its operations in the Lease Area during the half-year and records to be kept by the Company pursuant to paragraphs 14, 15 and 16 hereof. Each such report shall include a description of any geological or geophysical work carried out by the Company in that half-year and a plan upon a scale approved by the Chief Inspector of Mines showing mine workings and dredging areas. Such reports shall be submitted not later than forty days after the half-year to which they relate.
     (c) The Company shall furnish a report each Financial Year to "the Secretary", the Chief Inspector of Mines, and the Chief Executive of the Minerals Commission in such form as may from time to time be approved by "the Secretary" summarizing the results of its operations in the Lease Area during that Financial Year and the records required to be kept by "the Company" pursuant to paragraphs 14, 15 and 16 hereof. Each such report shall include a description of the proposed operations for the following year with an estimate of the production and revenue to be obtained therefrom. Such reports shall be submitted not later than sixty days after the end of each Financial Year.
     (d) The Company shall furnish "the Secretary", the Chief Inspector of Mines, the Chief Executive of the Minerals Commission and the Director of Geological Survey not later than three months after the expiration or termination of this Agreement, with a report giving an account of the geology of the Lease Area including the stratigraphic and structural conditions, together with a geological map on a scale prescribed in the Mining Regulations.

     (e) The Company shall furnish the Secretary and the Chief Executive of the Minerals Commission, with a report of the particulars of any proposed alteration to its regulations as well as a report of the particulars of any proposed transfer of any share of its capital stock representing one percent or more of the total number of such shares of the capital stock then issued and outstanding. The Company shall also furnish "the Secretary" and the Chief Executive of the Minerals Commission with a report on the particulars of any fresh issues of shares of its capital stock or borrowings in excess of an amount equivalent to the Stated Capital of the Company. All such reports shall be in such form as "the Secretary" may require and shall be submitted not less than sixty days in advance of the proposed alteration, transfer, issue or borrowing, as the case may be.
     (f) The Company shall, not later than 180 days after the end of each financial year, furnish "the Secretary" and the Chief Executive of the Minerals Commission with a copy each of its annual financial reports including a balance sheet, profit and loss account, and all notes pertaining thereto, duly certified by a qualified accountant who is a member of the Ghana Institute of Chartered Accountants. Such certificate shall not in any way imply acceptance of such reports by "the Government" or preclude the Government from auditing the Company's books of account.
     (g) The Company shall furnish "the Secretary", the Chief Inspector of Mines, the Chief Executive of the Minerals Commission and the Director of Geological Survey with such other reports concerning its operations hereunder as they may from time to time reasonably require.

18.  INSPECTION:
     ----------

     (a) Any person or persons in the service of or acting on behalf of "the Government" and authorized in writing by "the Secretary" shall be entitled at all reasonable times to enter into and upon any part of the Lease Area and the Company's registered office, for any of the following purposes:

          (i) to examine the mine workings, equipment, buildings, installation and any other structures used in the Mining operation;
          (ii) to inspect the samples which the Company is required to keep in accordance with the provisions of this Agreement;
          (iii) to inspect and check the accuracy of the weights and measures and weighing and measuring devices, which the Company is required to keep or make in accordance with the provisions of this Agreement;
          (iv) to examine and make abstracts of the books and records kept by the Company pursuant to this Agreement;
          (v) to ensure compliance by the Company with all applicable laws and regulations and with its obligations hereunder;
          (vi) to execute any works which the Chief Inspector of Mines may be entitled to execute in accordance with the provisions of the Mining Laws and Regulations of Ghana or of this Agreement.
     (b) The Company shall make reasonable arrangements to facilitate any such inspection, including making available employees of the Company to render assistance with respect to any such inspection. All such inspections shall be listed by the Company in the reports furnished each half year.

19.  CONFIDENTIAL TREATMENT:
     ----------------------

     "The Government" shall treat all information supplied by the Company hereunder as confidential for a period of five years from the date of submission of such information or upon termination of this Agreement whichever is sooner and shall not reveal such information to third parties except with the written consent of the Company which consent shall not be unreasonably withheld. The Government and persons authorized by "the Government" may nevertheless use such information received from the Company for the purpose of preparing and publishing general reports on Minerals in Ghana and in connection with any dispute between "the Government" and the Company.

20.  RENTALS:
     -------

     (a) The Company shall pay rent to "the Government" at the rate of C22,500.00 per annum (C500.00 per square kilometre).
     (b) The said rent shall be paid half yearly in advance on or before the first day of January and on or before the first day of July in each year.
     (c) In the event of a surrender of any part of the Lease Area pursuant to paragraph 25 hereof, no rental payments shall be refunded in whole or in part in respect of any area so surrendered for which yearly rental has been paid in advance nor shall rental payments be refunded in the event of termination.

21.  ROYALTIES:
     ---------

     (a) The Company shall pay to "the Government" royalty as prescribed by legislation.
     (b) The Company shall pay royalty to "the Government" each quarter through the Commissioner of Internal Revenue based on the production for that quarter, within 30 days from the end of the quarter. Any necessary adjustments shall be made annually within 60 days of the end of each Financial Year, except that any over-payment of royalty shall not be refunded by "the Government" but shall be credited against royalty due and payable in the next quarter.
     (c) In the event of a dispute with respect to the amount of royalty payable hereunder the Company shall first make payment of the lower of the disputed amounts and shall pay any further royalty which shall be found to be payable forthwith upon the amount being agreed upon or determined by arbitration in accordance with paragraph 35 hereof. Such further royalty shall carry interest at the ruling prime rate in Ghana at the time of the award or agreement to take effect from the date on which such amount ought originally to have been paid.
     (d) The Company shall also pay royalty on all timber felled by the Company in accordance with existing legislation.

22.  LATE PAYMENTS:
     -------------

     (a) Anything herein contained to the contrary notwithstanding, the Company shall pay as penalty for any late payment to "the Government" of any amounts due hereunder, an additional amount calculated at the Bank of Ghana re-discount rate for every thirty-day period or part thereof for the period of the delay in paying the amounts that is to say the period between the actual payment date and the date on which each such payment should have been made.

     (b) In the event the Company shall fail to make payment to "the Government" of any amount due hereunder, "the Government" without prejudice to any other rights and remedies to which it may be entitled, may, after giving 30 days notice in writing, enter into and upon the Lease Area and seize and distrain and sell as landlords may do for rent in arrears, all or any of the stocks of gold produced therefrom, and the plant and equipment, materials and supplies belonging to the Company which shall be thereon and out of the monies obtained from the sale of such distress may retain and pay all of the arrears of any amounts due hereunder and the costs and expenses incidental to any such distress and sale and deliver up the surplus (if any) to the Company.

23.  TAXATION:
     --------

     The  Company shall pay tax in accordance with the laws of Ghana.

24.  FOREIGN EXCHANGE:
     ----------------

     All foreign exchange transactions shall be in accordance with the laws of Ghana.

25.  SURRENDER:
     ---------

     (a) The Company may surrender at any time and from time to time, by giving not less than three months' notice to "the Secretary" all its rights hereunder in respect of any part of the Lease Area not larger in the aggregate than 20% of the said Area. The Company may surrender a larger part of the Lease Area by giving not less than twelve months' notice to "the Secretary". The Company shall be relieved of all obligations in respect of the part or parts of the Lease Area so surrendered except those obligations which accrued prior to the effective date of surrender.
     (b) The Company shall leave the part of the Lease Area surrendered and everything thereon in a good and safe condition, provided, however that the Company shall have no such obligations for areas surrendered on which the Company has not undertaken any works or which have not been affected by the operations of the Company. In addition to complying with the provisions of paragraph 29 hereof, the Company shall take all reasonable measures, in accordance with good mining practices to leave the surface of such part of the Lease area surrendered, in good and usable condition having regard to the ecology, drainage, reclamation and the protection of the environment. In the event that the Company fails to do so, "the Secretary" shall make such part and everything thereon safe and in good, usable condition at the expense of the Company. The provisions of sub-paragraphs (a) and (c) of Paragraph 28 hereof shall apply.

     (c) The Company shall, on such terms and conditions as may be agreed upon between the Government and the Company, be entitled to such wayleaves, easements or other rights through or across the surrendered part or parts as may be necessary for its operations and such wayleaves shall not form part or be included in the calculation of the area of the retained part.
     (d) "The Government" may require that there be reserved over any part surrendered such wayleaves, easements or other rights as will in its opinion be necessary or convenient to any party to whom "the Government" may subsequently grant a Gold Prospecting Licence or Gold Mining Lease.

26.  EXTENSION:
     ---------

     If the Company, not less than six months before expiration of this Agreement applies to "the Secretary" for an extension of the term hereof and if the Company shall not be in default at that time in the performance of any of its obligations hereunder, the Company shall be entitled to an extension of the Agreement upon such terms and conditions as the parties may then agree.

27.  COMPANY'S RIGHT TO TERMINATE AGREEMENT:
     --------------------------------------

     The Company may, if in its opinion the Mine can no longer be economically worked, terminate this Agreement by giving not less than nine (9) months' notice to "the Government". Such termination shall be without prejudice to any obligation or liability incurred by the Company hereunder prior to the effective date of such termination.

28.  GOVERNMENT'S RIGHT TO TERMINATE AGREEMENT:
     -----------------------------------------

     (a) "The Government" may, subject to the provisions of this paragraph, terminate this Agreement if any of the following events shall occur: -
          (i) The Company shall fail to make any of the payments described in this Agreement on the payment date;

          (ii) The Company shall contravene or fail to comply with any other conditions of this Agreement; or
          (iii) The Company shall become insolvent or bankrupt or enter into any agreement or composition with its creditors or take advantage or any law for the benefit of debtors or go into liquidation, whether compulsory or voluntary, except for the purposes of reconstruction or amalgamation; or
          (iv) The Company makes a written statement to "the Government" on any material matter in connection with this Agreement or with its operations which the Company knows is false or makes recklessly without due regard as to whether it was true or false.
     (b) If and whenever the Government decides there are grounds to terminate this Agreement pursuant to clauses (i) and (ii) of the preceding sub-paragraph, "the Government" shall give the Company notice specifying the particular contravention or failure and permit the Company to remedy the same within three months of such notice, or such longer period as the Secretary may specify in such notice as being reasonable in the circumstances.
     (c) If the Company shall fail to remedy any event specified in clauses (i) and (ii) of sub-paragraph (a) of this Paragraph within the stated period, or an event specified in clauses (iii) and (iv) of the said sub-paragraph shall occur "the Government" may by notice to "the Company" terminate this Agreement, provided that if the Company disputes whether there has been any contravention or failure to comply with the conditions hereof (including any dispute as to the calculation of payments by the Company to the Government hereunder), and the Company shall, within such period as aforesaid refer the dispute to arbitration in accordance with Paragraph 35 hereof and, thereafter, diligently prosecute its claim thereunder, "the Government" shall not terminate this Agreement except as the same may be consistent with the terms of the arbitration award.
     (d) No delay or omission or course of dealing by "the Government" shall impair any of its rights hereunder or be construed to be a waiver of any event specified in sub-paragraph (a) of this Paragraph or an acquiescence therein.

     (e) Upon termination of this Agreement, every right of the Company hereunder shall cease (save as otherwise specifically provided hereunder) but subject nevertheless and without prejudice to any obligation or liability imposed or incurred under this Agreement prior to the effective date of termination and to such rights as "the Government" may have under the law.

29.  ASSETS ON TERMINATION OR EXPIRATION:
     -----------------------------------

     (a) Upon the termination or expiration of this Agreement, immovable assets of the Company in the Mining Area and all other appurtenances, pits, trenches and boreholes shall on the effective date of termination or expiration, become the property of "the Government" without charge.
     (b) All materials, supplies, vehicles and other movable assets of the Company in the Mining Area which are fully depreciated for tax purposes, shall become the property of the Government without charge on the effective date of termination or expiration. Any such property which is not then fully depreciated for tax purposes shall be offered for sale to The Government within sixty days from the effective date of such termination or expiration at the depreciated cost. If the Government shall not accept such offer within sixty days, the Company may sell, remove or otherwise dispose of all such property within a period of one hundred and eighty days after the expiration of such offer. All such property not sold, removed or otherwise disposed of shall become the property of "the Government" without charge.
     (c) Notwithstanding the foregoing, the Secretary, may by notice to the Company require the removal or destruction of any assets of the Company in the Lease Area and if the Company does not remove or destry such assets within a period of thirty days from the date of the Secretary's notice to that effect, the Secretary shall cause such removal or destruction at the expense of the Company.
     (d) The Company shall take all reasonable measures to ensure that all of the assets to be offered for sale to "the Government" or transferred to "the Government" in accordance with this Paragraph shall be maintained in substantially the same condition in which they were at the date of the termination or the date on which the Company reasonably knew that such termination would occur and any such assets shall not be disposed of, dismantled or destroyed except as specifically provided for in this Paragraph.

     (e) Upon the termination or expiration of this Agreement, The Company shall leave the Lease Area and everything thereon in good condition, having regard to the ecology, conservation, reclamation, environmental protection, drainage and safety; provided however that the Company shall have no obligation in respect of areas where the Company has not undertaken any work or which have not been affected by the Company's operations. In this connection, unless the Chief Inspector of Mines otherwise directs, "The Company" shall, in accordance with good mining practice, fill up or fence and make safe all holes and excavations to the reasonable satisfaction of the Chief Inspector of Mines. In addition the Company shall take all reasonable measures to leave the surface of the Mining Area in useable condition and to restore all structures thereon not the property of the Company to their original condition. In the event that the Company fails to do so, "the Secretary" shall restore and make safe the Lease Area and everything thereon at the expense of the Company.
     (f) The Company shall have the right to enter upon the Lease Area for the aforesaid purposes, subject to the rights of surface owners or others, for a period of six months from the effective date of the termination or such longer period as the Secretary may decide.

30.  FORCE MAJEURE:
     -------------

     (a) All obligations on the part of the Company to comply with any of the conditions herein (except the obligation to make payment of monies due to the Government) shall be suspended during the period the Company is prevented by force majeure from fulfilling such obligations, the Company having taken all reasonable precautions, due care and reasonable alternative measures with the objective of avoiding such non-compliance and of carrying out its obligations hereunder. The Company shall take all reasonable steps to remove such causes of the inability to fulfil the terms and conditions hereof with the minimum of delay.
     (b) For the purpose of this paragraph, force majeure includes government restraints not arising from the non-compliance by the Company with the conditions herein, acts of God, war, strikes, insurrection, riots, earthquakes, storm, flood or other adverse weather conditions or any other event which the Company could not reasonably be expected to prevent or control, but shall not include any event caused by a failure to observe good mining practices or by the negligence of the Company or any of its employees or contractors.

     (c) The Company shall notify the "Secretary" within forty-eight hours of any event of force majeure affecting its ability to fulfil the conditions hereof or of any events which may endanger the natural resources of Ghana and similarly notify the Government of the restoration of normal conditions within forty-eight hours of such restoration. This provision shall be in addition to the requirements contained in the Mining Regulations in force in Ghana.
     (d) The terms of this Agreement shall be extended for a period of time equal to the period or periods during which the Company was affected by conditions set forth in sub-paragraphs (a) and (b) of this paragraph or for such period as may be agreed by the parties.

31.  POLITICAL ACTIVITY:
     ------------------

     The Company shall not engage in political activity of any kind in Ghana or make a donation, gift or grant to any political party. The Company shall make it a condition of employment that no employee, other than a citizen of Ghana shall engage in political activity and shall not make donations, gifts or grants to any political party. In the event of any such employee acting in disregard to this condition, he shall be dismissed forthwith.

32.  ADVERTISEMENTS, PROSPECTUSES, ETC.
     ----------------------------------

     Neither "the Company" nor any affiliated Company shall in any manner claim or suggest, whether expressly or by implication that "the Government" or any agency or official thereof, has expressed any opinion with respect to gold in the Lease Area and a statement to this effect shall not be included in or endorsed on any prospectus notice, circular, advertisement, press release or similar document issued by the Company or any Affiliated Company for the purpose of raising new capital.

33.  CO-OPERATION OF THE PARTIES:
     ---------------------------

     Each of the parties hereto undertake that it will from time to time do all such acts and make, enter into, execute, acknowledge and deliver at the request of the other party, such supplemental or additional instruments, documents, agreements, consents, information or otherwise as may be reasonably required for the purpose of implementing or assuring the rights and obligations of the other party under this Agreement.

34.  NOTICE:
     ------

     Any application, notice, consent, approval, direction, instruction or waiver hereunder shall be in writing and shall be delivered by hand or by registered mail. Delivery by hand shall be deemed to be effective at such time as it would in the ordinary course of registered mail be delivered to the addressee.

35.  ARBITRATION AND SETTLEMENT OF DISPUTES:
     --------------------------------------

     (a) Any dispute or differences between the parties arising out of or in connection with this Agreement or any agreed variation thereof or in respect of the interpretation or enforcement of the provisions of this document or any agreed variation or as to the rights, duties or liabilities of either party shall unless the parties agree to submit to any procedures available in Ghana for the settlement of such dispute be submitted at the instance of any party to the jurisdiction of the International Centre for the Settlement of Investment Disputes for settlement by reconciliation or arbitration pursuant to the Convention on the Settlement of Investment Disputes between States and Nationals of other States.
     (b) The Parties acknowledge and agree that this Agreement was made on the basis of the laws and conditions prevailing at the date of the effective conclusion of the negotiation of this Agreement and accordingly, if thereafter, new laws and conditions come into existence which unfairly affect the interest of either party to this agreement, then the party so unfairly affected shall be entitled to request a re-negotiation and the parties shall thereupon re-negotiate. The parties hereby undertake and covenant with each other to make every effort to agree, co-operate, negotiate and to take such action as may be necessary to remove the causes of unfairness or disputes.

36.  ASSIGNMENT AND TRANSFER OF STOCK:
     --------------------------------

     (a) This Agreement shall not be assignable in whole or in part by the Company without the consent of `the Government".
     (b) "The Government" may impose such conditions precedent to the giving of such consent as it may deem appropriate in the circumstances. No assignment, however, may relieve the Company of its obligations under this Agreement except to the extent that such obligations are actually assumed by the Assignee.
     (c) During the term of this Agreement, no shares of the capital stock of the Company may be transferred without the prior consent in writing of "the Government" unless such a transfer will not result in a change in control of the Company.

37.  HEADINGS:
     --------

     The headings given to paragraphs in this Agreement are for convenience only and shall not affect the construction or interpretation of this Agreement.


38.  GOVERNING LAWS:
     --------------

     This Agreement shall be governed and construed in accordance with the Laws for the time being in force in Ghana.

                         THE SCHEDULE ABOVE REFERRED TO
                         ------------------------------

               All that area covering approximately 45.00 square kilometres lying approximately between latitude 5'28 "North and latitude 5'38" North and longitudes 1'58" and 2'07" West in Bogosu - Western Region of Ghana which piece of land is more particularly delineated on the plan annexed hereto for the purpose of identification and not of limitation.


IN WITNESS WHEREOF the party of the first part has hereunto set his hand and affixed the seal of the Ministry of Lands and Natural Resources and the party hereto of the second part has hereunto caused its common Seal to be affixed the day and year first above written.
SIGNED, SEALED AND DELIVERED:
THE REPUBLIC OF GHANA


BY:
    ----------------------------------------------
     P.N.D.C. Secretary for Lands and Natural
     Resources for and on behalf of the Government       [illegible signature]
     of Ghana who by his execution warrants to         -------------------------
     the other party that he is duly authorized
     and empowered to enter into this
     Agreement.

     In the presence of:                                 [illegible signature]
                                                       -------------------------
     Name:   [illegible signature]
            ------------------------
     Address: CHIEF DIRECTOR (A)
              MINISTRY OF LANDS & NATURAL
              RESOURCES

CANADIAN BOGOSU RESOURCES LIMITED

                                                         [illegible signature]
                                                       -------------------------
                                                               DIRECTOR


In the presence of:                                      [illegible signature]
                                                       -------------------------
Name:     SAM OKUDZETO
Address:  P.O. BOX 5520
          ACCRA

                                  OATH OF PROOF

I, RICHARD KOFI AFENU of ACCRA make oath and say that on the 16TH day of AUGUST 1988 I was present and saw RICHARD KWAME PEPRAH duly execute the Instrument now produced to me and market "A" and that the said RICHARD KWAME PEPRAH can read and write.

SWORN at Accra, this 16TH day of     )
AUGUST          One Thousand Nine    )                   [illegible signature]
                                                        ------------------------
Hundred and Eighty-Eight   (1988     )                          DEPONENT





                  BEFORE ME


                  [STAMP]


                  REGISTRAR OF LANDS




                              CERTIFICATE OF PROOF
                              --------------------

On the 16TH day of AUGUST 1988 at 3:30 o'clock in the AFTERNOON this Instrument was proved before me by the Oath of the within-named RICHARD KOFI AFENU to have been duly executed by the within-named RICHARD KWAME PEPRAH for and on behalf of "the Government" of the Republic of Ghana the Lessor herein.



                                                            [STAMP]

                                                       REGISTRAR OF LANDS

     THIS IS THE PLAN REFERRED TO IN THE ANNEXED GOLD MINING LEASE.



     DATED THIS 16TH DAY OF AUGUST 1988.





     [illegible signature]

     PNDC SECRETARY FOR LANDS & NATURAL RESOURCES













                                    CANADIAN BOGOSU RESOURCES LIMITED



                                    [illegible signature]
                                    --------------------------------------------
                                                    DIRECTOR

                             GOLD MINING LEASE AREA

                      FOR CANADIAN BOGOSU RESOURCES LIMITED

                                SITUATE AT BOGOSU

                                SHEWN EDGED PINK

                     AREA = 45.00 SQUARE KILOMETRES APPROX.




                                     [ MAP ]


                                [graphic omitted]